CODE OF ETHICS
                                       OF
                                EXETER FUND, INC.
                         MANNING & NAPIER ADVISORS, INC.
                 MANNING & NAPIER ADVISORY ADVANTAGE CORPORATION
                              EXETER ADVISORS, INC.
                    MANNING & NAPIER INVESTOR SERVICES, INC.
     WHY THIS CODE APPLIES TO YOU. This Code applies to you because you owe special duties to shareholders of the Exeter Fund, Inc., and to clients of the Manning & Napier Group of Companies. You should have received a letter telling you whether you are an Access Person or an Investment Person. Investment Persons have more restrictions on their personal investments than Access Persons. Note: When an Access Person is used in this Code it shall include both Access Person and Investment Person, except where otherwise noted. ADOPTION OF THIS CODE. This Revised Code of Ethics ("Code") has been adopted as of September 30, 2004 by EXETER FUND, INC. (the "Fund"), MANNING & NAPIER
ADVISORS,  INC.,  MANNING  &  NAPIER  ADVISORY  ADVANTAGE  CORPORATION,  EXETER
ADVISORS,  INC.  (collectively,  the  "Advisors"), and MANNING & NAPIER INVESTOR
SERVICES, INC. (the "Distributor") in compliance with Rule 17j-1 (the "Rule") under the Investment Company Act of 1940 (the "1940 Act").
WHAT SECURITIES ARE COVERED BY THIS CODE. With the exception of those securities excluded below, this Code covers all securities (and any options or warrants to purchase or sell the same) and are referred to as "Covered Securities". Examples of Covered Securities are common stock, preferred stock, options, limited partnerships, private placements, private securities, etc. Covered Securities that are held by the Fund are referred to as "Fund Securities."
WHAT SECURITIES ARE NOT COVERED BY THIS CODE. Covered Securities do not include the following:
-     U.S.  Government  securities
-     Bankers'  Acceptances
-     Bank  Certificates  of  Deposit
-     Commercial  Paper
-     High Quality Short-term Debt Instruments (including repurchase agreements)
-     Shares  of  registered  open-end  investment  companies  (mutual  funds)

     WHAT ACTIVITIES ARE COVERED BY THIS CODE. This Code applies to all activities by which an Access Person (as defined in Appendix B) acquires or disposes of any direct or indirect beneficial interest in a Covered Security. (See Appendix A to this Code for a discussion of what constitutes such a beneficial interest). Any such activity is referred to as a "Covered Activity," and may take place only in and through a "Covered Account," as defined below. The following Activities would not be considered "Covered Activities" and would not require pre-clearance, BUT duplicate confirmations must still be provided:
- Purchases or sales for a security with a MARKET CAPITALIZATION THAT EXCEEDS $5 BILLION at the time of the transaction. Access www.nasdaq.com or www.bloomberg.com to confirm market capitalization. Forward to the Compliance Department a copy of your verification when the market capitalization is between $5-6 billion.

- Spousal Payroll Deduction Plans - Purchases by an Access Person's spouse pursuant to a payroll deduction plan are not covered, provided the Compliance Department has been previously notified by the Access Person that the spouse will be participating in the payroll deduction plan;
-     Exercise  of  Stock  Option  of  Corporate  Employer  by  Spouse  ;
- Dividend Reinvestment Plans - Purchases effected through an established Dividend Reinvestment Plan ("DRP") are not covered provided the Compliance Department is first notified by the Access Person that he or she will be participating in the DRP. An Access Person's purchase of share(s) of the issuer to initiate participation in the DRP or an Access Person's purchase of shares in addition to those purchased with dividends AND any sale of shares from the DRP MUST receive prior clearance;
- Systematic Investment Plans - Purchases effected through a systematic investment plan involving the automatic investment of a set dollar amount on predetermined dates are not covered, provided that the Compliance Department has been previously notified by the Access Person that he or she will be participating in the plan. An Access Person's purchase of securities of the issuer to initiate participation in the plan AND any sale of shares from such a plan MUST receive prior clearance;
-     Purchases  or  sales  over  which  the person has no influence or control;
- Purchases or sales which are non-volitional on the part of the person, including purchases or sales upon the exercise of puts or calls written by the person and sales from a margin account to a bona fide margin call;
- Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer; or
-     Sales  in  mandatory  tenders;  and
-     Purchases  or  sales  of proprietary funds that seek to replicate an index fund.
     The following Activities are considered special circumstances and may require pre-clearance. Each individual case must be reviewed by the Compliance Department for a determination.
-     Purchases  and  Sales  of  Unit  Investment  Trusts  ("UITs");
-     Purchases  and  Sales  of  Indexes;  and
-     Purchases  and  Sales  of  Non-U.S.  Government  Bonds.
     WHAT ACCOUNTS ARE COVERED BY THIS CODE. This Code covers all securities accounts ("Covered Accounts") in which any Access Person (as defined in Appendix
B) has or may obtain any direct or indirect beneficial interest in a Covered Security. Access Persons may exclude accounts, which would otherwise be Covered Accounts in certain cases as discussed in Appendix A. A Covered Account of or related to a particular Access Person is referred to as a "Covered Account of that Access Person " or in similar terms.
     COVERED TRANSACTIONS. A "Covered Transaction" as used in this Code means any transaction constituting Covered Activity. A Covered Transaction as to a Covered Security includes any purchase or sale of an option to buy or sell the Covered Security, as well as any security that is exchangeable for, or convertible into the Covered Security.
     Note:  Due to the beneficial ownership provisions of the Rule (see Appendix
A), Covered Transactions (and Covered Accounts) may include transactions (and accounts) not only in the names of Access Persons, but other transactions (and accounts) not in their names, including transactions for the benefit (and accounts held for the benefit) of Access Persons, as well as transactions involving certain family accounts and certain accounts of trusts, estates, partnerships and corporations.
     REPORTING  REQUIREMENTS.
A. INITIAL HOLDINGS REPORTS/DISCLOSURE OF ALL COVERED ACCOUNTS. Each Access Person, except an Independent Director, is required to provide an initial holdings report disclosing the securities he or she beneficially owns, and each Covered Account that is maintained, within 10 days of the date upon which he or she becomes an Access Person. The initial holdings report must contain the following information: (i) title, number of shares for equity securities and principal amount for debt securities; (ii) the name of each broker, dealer or bank with which he or she maintains a Covered Account; and (iii) the date the report is submitted. In addition, each Access Person must notify a Review Officer (as defined in Appendix C) within 10 days of the opening of any additional Covered Accounts.
B.     ANNUAL  HOLDINGS  REPORTS.  Each  Access  Person,  except  an Independent
Director, is required to provide a report disclosing the securities he or she beneficially owns as of December 31st of that year. The report must contain the following information: (i) title, number of shares for equity securities and principal amount for debt securities; (ii) the name of each broker, dealer or bank with which he or she maintains a Covered Account and; (iii) the date the report is submitted. The report must be submitted by January 31st of the following year. If the Access Person cannot provide the annual holdings report by January 31st, he or she must contact a Review Officer and obtain permission to submit the report at a later date. All Annual Reports must be current within 30 days of submission.
C. QUARTERLY HOLDINGS REPORTS. Each Access Person, except an Independent Director, is required to report all Covered Transactions within 10 days after the end of the calendar quarter in which the Covered Transaction took place. It has been determined that this reporting requirement is to be implemented by requiring that copies of confirmations or monthly statements of all Covered Transactions be supplied. It is the responsibility of each Access Person to arrange, as to all of his or her Covered Accounts, that the same are supplied to a Review Officer. For each covered account held at a brokerage firm, the Access Person must compose a letter to their Broker or Agent informing them of the Company's duplicate confirmation requirements and submit the original signed broker letter to the Compliance Department for distribution to their
Broker-Dealer. If there is such a Covered Transaction which is not the subject of a confirmation or statement so supplied, the Access Person, as to his or her Covered Account, must report it within the time period stated above; each such report shall contain the following information: (i) the date of the transaction and the title, the interest rate and maturity (if applicable) and quantity of the Covered Security involved; (ii) the nature of the transaction, i.e. purchase, sale or other type of acquisition or disposition; (iii) the price at which the transaction was effected; (iv) the name of the broker, dealer or bank with or through whom the transaction was effected; and (v) the date the report was submitted. With respect to any Covered Account established during the quarter, the report shall contain the following information: The name of the broker, dealer or bank with whom the account was established; and the date the account was established. Any Access Person may file with a Review Officer a written statement that the reporting of a specified Covered Security as required hereby shall not be construed as an admission by that Access Person that he or she has any direct or indirect beneficial ownership in such securities.
D. INDEPENDENT DIRECTORS. Under the Rule, each Independent Director (that is, one who is not an "interested person" of the Fund as defined in the 1940
Act)  must  within  10 days after the end of each calendar quarter file a report
(which is to be filed with the Advisors' CCO) as to Covered Transactions; however, such a report need be made as to a particular Covered Security only if the Director at the time of that transaction knew, or in the ordinary course of fulfilling his or her official duties as a Director of the Fund should have known, that, during the 15 day period immediately preceding or after the Covered Transaction, the Covered Security is or was purchased or sold by the Fund or was "considered" for such purchase or sale. (See below for a statement as to when, for the purposes of this Code, such a purchase or sale is under consideration). PROHIBITION AGAINST FRAUD, DECEIT AND MANIPULATION.
Access  Persons  cannot,  in  connection  with the purchase or sale, directly or indirectly,  of  a  security  held  or  to  be  acquired  by  the  Fund:
-     Employ  any  device,  scheme  or  artifice  to  defraud  the  Fund;
- Make to the Fund any untrue statement of a material fact or omit to state to the Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;
- Engage in any act, practice or course of business that operates or would operate as a fraud or deceit upon the Fund; or
-     Engage  in  any  manipulative  practice  with  respect  to  the  Fund.
The above prohibited activities shall at all times include, but shall not be limited to, the following:
- Purchasing or selling Covered Securities on the basis of material non-public information;
- Knowingly purchasing or selling, directly or indirectly, Covered Securities in such a way as to compete personally in the market with the Fund, or acting personally in such a way as to impose a detriment upon the Fund's transactions; and
- Using knowledge of securities transactions by the Fund, including securities being considered for purchase or sale, to profit personally, directly or indirectly, by the market effect of such transactions.
     CONFLICTING  ACTIVITIES:
A. CONFLICTING TRANSACTIONS. No Access Person who is aware (or should be aware) that the Fund is purchasing or selling a particular Covered Security has such a purchase or sale under consideration may, in relation to that security, engage in any Covered Transaction or Activity.
For the purposes of this Code, a purchase or sale of a Covered Security or Activity by the Fund is under consideration:
(i)     when  a  Covered  Security  is  recommended  for  purchase  or  sale;
(ii) when a decision has been made, though not yet implemented, to make such purchase or sale; or
(iii) with respect to a person making a recommendation, when such a person seriously considers making such a recommendation.
B. CONFLICTING DUTIES. Access Persons may not serve on the Board of Directors of publicly traded companies or otherwise undertake any special duties or responsibilities to companies in which the Fund may invest, without receiving the prior approval of the Advisors' CCO.
C. PROHIBITION ON ACCEPTING GIFTS. No INVESTMENT PERSONNEL shall receive any gift other than proper and customary business amenities. Amenities considered permissible include occasional meals, social gatherings or meetings conducted for business purposes and gifts in the nature of promotional materials, such as a pen, calendar, umbrella or the like, which are inscribed with the giver's name or a business message.
     PRE-CLEARANCE  REQUIREMENTS.
A. All Access Persons must pre-clear any proposed Covered Security or Transaction prior to proceeding with the transaction per the requirements of the "Employee Personal Securities Transaction Policy" as attached.
          B. PRE-CLEARANCE APPROVAL IS VALID FROM THE TIME IN WHICH TRADING DESK APPROVAL WAS RECEIVED UNTIL THE NEXT CLOSE OF THE MARKET ON WHICH THE SECURITY TRADES. (e.g., OVERSEAS MARKET: A. trading desk approval granted at 1:00 p.m. on a particular day, the overseas market has already closed for such day therefore, the approval is valid until the overseas market closes on the following business day; B. trading desk approval granted at 10:45 a.m. and the overseas market closing at 11:00 a.m. therefore, order must be placed before 11:00 a.m. or trading desk approval must be received again for the next day.
          DOMESTIC MARKET: trading desk approval granted at 1:00 p.m. on a particular day, the domestic market closes at 4:00 p.m. therefore, the approval is valid only until 4:00 p.m. on such day.)

          C. APPROVAL FROM THE TRADING DESK FOR LIMIT ORDERS ARE ONLY VALID FOR ONE DAY THEREFORE, IF THE ORDER IS NOT PLACED THAT DAY, APPROVAL MUST BE OBTAINED BY THE TRADING DESK DAILY UNTIL SUCH ORDER HAS BEEN EXECUTED.

INVESTMENT  PERSONNEL  ONLY:  INVESTMENT  PERSON  IS  DEFINED  IN  APPENDIX  B.
A.     HOLDING  PERIOD:
An Investment Person is prohibited from selling a Fund Security within 60 calendar days from date of purchase.
For example, if an Investment Person buys 100 shares of XYZ stock on March 1, 1998 and another 100 shares of XYZ stock on March 1, 2000, he or she may not sell any shares of XYZ stock for 60 calendar days following March 1, 2000, if the security is currently held in the Fund.
The 60-day Rule "clock" restarts EACH time the Investment Person trades that Fund Security.
Note: The 60 day holding requirement does not apply if at the time of purchase, the covered security's market capitalization was in excess of $5 billion.
B.     IPOS  &  LIMITED  OFFERINGS:
An Investment Person must obtain approval from the Trading Desk before acquiring beneficial ownership of any securities offered in connection with an Initial Public Offering or Limited Offering (as those terms are defined in Appendix B). CONSTRUCTION AND ADMINISTRATION OF THIS CODE. This Code shall be administered by the Advisors' CCO in consultation with the Fund's CCO. The Advisors' CCO (or, in certain cases, another Review Officer as may be designated by the Advisors'
CCO)  shall  have  the  following  duties:
A. The Fund shall institute procedures to ensure that each person who becomes an Access Person is identified and informed of the Code and in their reporting obligations. The procedures shall require:
- a signed certification from each Access Person that he or she has read, and understands, the Code,
- that each Access Person be notified of the transaction reporting and holding reporting requirements,
- that each Access Person be notified to submit their holdings report within 10 days after such notification of becoming an Access Person, and
- that an annual certification be provided by each Access Person to the effect that the Access Person, within the most recent year, complied fully with the Code and met all of the reporting requirements under the Code.
B. A Review Officer will review all Pre-Clearance Authorization Request Forms and make a determination as to whether a transaction should be approved, in each instance based upon the standards of this Code and the related Compliance and Surveillance Procedures. The Review Officer will create a written report detailing any approval(s) granted to an Investment Person for the purchase of securities offered in connection with an Initial Public Offering or Limited Offering. Such reports must include the rationale supporting any decision to approve such a purchase.
C. A Review Officer will perform, on a quarterly basis, a review of all reported personal securities transactions of Access Persons based upon the standards of this Code and the related Compliance and Surveillance Procedures to determine whether any Code violation may have occurred. Review Officers who are Access Persons will submit their own reports, as may be required, to an alternate Review Officer who shall fulfill the duties of the Review Officer with respect to the Review Officer's reports.
D. On a periodic basis, which shall be at least annually, a Review Officer shall review transactions by, and holdings of, Investment Personnel in light of Covered Securities purchased or sold by the Fund for patterns of trading activity that evidence a possible violation of the Code of Ethics. Such reviews shall be conducted in accordance with the standards of this Code and the related Compliance and Surveillance Procedures.
E. If a Review Officer determines, based on a review conducted under paragraph C or D above, that a material violation of the Code may have occurred or may occur, the Review Officer shall contact the relevant Access Person and provide an opportunity to supply explanatory material.
F. The Advisors' CCO shall review any matters related to violations or potential violations of the Code. In the event that the Advisors' CCO determines that a late filing of, or unintended inaccuracy in, a report or other instance of non-compliance did not reflect a violation of the general standards of the Code and presented no risk of harm to the Fund, the Advisors' CCO in consultation with the Fund's CCO may determine that such violation is not material. In such case, the Advisors' CCO in consultation with the Fund's CCO may determine that no further action is warranted other than to remind the relevant Access Person of the requirements of the Code and require such additional assurances of full compliance as the Advisors' CCO determines may be appropriate. Any such event and determination by the Advisors' CCO shall nonetheless be subject to the recordkeeping requirements concerning violations, as set forth below in this Code.
G. If the Advisors' CCO in consultation with the Fund's CCO finds that a material Code violation has occurred, or believes that a material Code violation may have occurred, the Advisors' CCO must submit a written report, including the full details of any investigation, together with any explanatory material provided by the relevant Access Person, to the Executive Group or in lieu of the Group, a member of such. The Executive Group or in lieu of the Group, a member of such will have the final authority to make any determination as to whether an Access Person materially violated the Code.
H. At least annually, and on an as-needed basis, in addition to the reports required to be made under paragraph G. above, the Advisors' CCO should report to the Executive Group concerning: (i) the Advisors' CCO in consultation with the Fund's CCO evaluation of the Code and any recommendations for improvement, including a summary of whether the existing procedures under the Code and the related Compliance and Surveillance Procedures appear to be sufficient to detect violations of the Code; (ii) any series of related or unrelated violations that the Advisors' CCO in consultation with the Fund's CCO views as being non-material when considered separately, but which raise a material issue under the Code when considered in the aggregate, and (iii) concerning the specifics of any additional efforts that may be necessary or appropriate to educate Access Persons regarding the Code.
     RESOLUTION/SANCTIONS. If the Executive Group or in lieu of the Group, a member of such determines that an Access Person committed a material violation of the Code, the Group may impose such sanctions as it deems appropriate, including, among other things, disgorgement of profits, issuance of a letter of censure, or the suspension or termination of employment. In its discretion, the Group may submit the resolution of any such matter, including any sanctions, to the Fund's Board of Directors for approval at the next regularly scheduled Board meeting unless, in the Executive Group's or on lieu of the Group, a member of such sole discretion, circumstances warrant an earlier report.
ANNUAL WRITTEN REPORTS TO THE BOARD At least annually, the Advisors' CCO will provide written reports to the Fund's Board of Directors as follows:
A. Issues Arising Under the Code. The reports must describe any material issue(s) that arose during the previous year under the Code or procedures related thereto, including any material Code or material procedural violations, and any resulting sanction(s).
B. The Advisors' CCO or the Advisors' Executive Group, as appropriate, in consultation with the Fund's CCO may report to the Board more frequently as they deem necessary or appropriate and shall do so as requested by the Board.
C. Certification. Each report must be accompanied by a certification to the Board that the Fund, Advisors and Distributor have adopted procedures reasonably necessary to prevent their Access Persons from violating the Code by the Advisors' and Fund's CCOs.
     RECORDKEEPING. The Fund will maintain the records set forth below. These records will be maintained in accordance with Rule 31a-2 under the 1940 Act and the following requirements. They will be available for examination by representatives of the Securities and Exchange Commission and other regulatory agencies.
A. A copy of this Code and any other code adopted by the Fund, which is, or at any time within the past five years has been, in effect will be preserved in an easily accessible place.
B. A record of any Code violation and of any sanctions taken will be preserved in an easily accessible place for a period of at least five years following the end of the fiscal year in which the violation occurred.
C. A copy of each report submitted under this Code, including any information provided in lieu of any such reports made under the Code, will be preserved for a period of at least five years from the end of the fiscal year in which it is made, for the first two years in an easily accessible place.
D. A record of all persons, currently or within the past five years, who are or were required to submit reports under this Code, or who are or were responsible for reviewing these reports, will be maintained in an easily accessible place.
E. A copy of each annual report to the Board of Directors of the Fund required by this Code must be maintained for at least five years from the end of the fiscal year in which it is made, for the first two years in an easily accessible place.
F. The Fund, Advisors and Distributor must maintain a record of any decision, and the reasons supporting the decision, to approve the acquisition of securities acquired in an Initial Public Offering or Limited Offering by any Investment Personnel after the end of the fiscal year in which the approval is granted.


                                   APPENDIX A
     The purpose of this Appendix is to discuss the circumstances in which the Access Person has a "direct or indirect beneficial interest" in a security, or in a securities account. Under the Rule, this question is to be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 and Rule 16a-1(a)(2) thereunder.
Under Rule 17j-1, an Access Person need not report "with respect to transactions effected for any account over which such person does not have any direct or indirect influence or control." Thus, even if an Access Person has a beneficial interest in such an account, the account would not be a Covered Account as defined in the Code. For the purposes of the Code, an Access Person may remove an account which would otherwise be a Covered Account from that category by filing with the Compliance Officer a statement indicating lack of influence and control as stated above together with such other documents as the Compliance Officer may require to demonstrate such lack of influence or control.
     The general categories of types of beneficial ownership may be summarized as follows: (i) direct ownership; (ii) securities held by others for the benefit of the Access Person; (iii) securities held by certain family members; and (iv) securities held by certain estates, trusts, corporations or partnerships.
(i) Direct Ownership. This includes securities registered in the name of an Access Person and bearer securities of which the Access Person is the bearer.
(ii) Securities Held by Others for the Benefit of an Access Person. This involves, in general, any agreement, arrangement or understanding under which an Access Person derives benefits substantially equivalent to those of ownership. This category would include, but not be limited to, securities held by pledges, custodians and brokers.
(iii) Securities Held by Certain Family Members. The SEC has indicated that the "beneficial ownership" of an Access Person extends to securities owned (see below) by a wife or husband of that Access Person, by a minor child or by other relatives (i) sharing the same household, or (ii) not sharing same household but whose investments the Access Person directs or controls. That ownership by relatives may direct (i.e., in their own name) or in one or more of the indirect ways described in this Appendix. This beneficial ownership position of the SEC is not affected by whether or not the assets being invested are the separate property of the relative; however, an Access Person may, as described in the Code, disclaim beneficial ownership of any particular securities and also may, as described in this Appendix, remove from the category of Covered Accounts over which the Access Person has no direct or indirect influence or control.
(iv) Securities Held by Estates, Etc. An Access Person may also have a beneficial interest in securities held by estates, trusts, partnerships or corporations. Access Persons who are (i) settlors (i.e., creators), trustees or beneficiaries of a trust; (ii) executors or administrators of, or beneficiaries or legatees of, an estate; (iii) partners of a partnership, or (iv) directors, officers or substantial shareholders of a corporation, which, in each case, invests in Covered Securities, are required to obtain a determination from the Compliance Officer as to whether the accounts in question are Covered Accounts. In making any such determination, the Compliance Officer may rely on the advice of Fund counsel.



                                   APPENDIX B

1.     "Access  Person"  means:
(i) With respect to the Fund or Advisors, any director, officer or advisory person, as defined below, of the Fund.
2.     "Advisory  Person"  of  the  Fund  and  the  Advisors  means:
(i) Any employee of either of them (or of any company in the control relationship) who, in connection with his or her regular functions or duties, has the power, or is a member of a group that has the power to authorize or recommend a purchase or sale of a covered security in the Fund, or who, obtains information of a covered security that is being considered for purchases or sales in the Fund; and/or
(ii) Any natural person in a control relationship to the Fund or the Advisors and who obtains information of a covered security that is being considered or is recommended for purchase or sale in the Fund.
     3.     "Investment  Personnel"  of  the  Fund  or  the  Advisors  means:
(i) Any employee of the Fund or the Advisors (or of any company in a control relationship) who, in connection with his or her regular functions or duties, has the power or is a member of a group that has the power, to authorize or recommend a purchase or sale of a covered security by the Fund; provided that each member of the Research and Fixed Income Departments, other than their Administrative staff, shall be deemed an Investment Personnel.
(ii) Any natural person who is in a control relationship to the Fund or the Advisors who obtains a Recommendation of a Covered Security that is being considered for purchase or sale in the Fund.
     3.     "Initial  Public  Offering"  means:
An offering of securities registered under the Securities and Exchange Act of 1933, the issuer of which, immediately before registration, was not subject to the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
     4.     "Limited  Offering"  means:
An offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6) of the Securities Act of 1933.




                                   APPENDIX C



Advisors'  Chief  Compliance  Officer:                    Reuben  Auspitz
Fund's  Chief  Compliance  Officer:     Jodi  Hedberg

Review  Officers:     Members  of  the  Compliance  Department
               Beth  Galusha
               Michelle  Thomas
               Brenda  Oathout
               Susan  Picchi


                 Employee Personal Securities Transaction Policy
                                       for
                         Manning & Napier Advisors, Inc.
              Manning & Napier Advisory Advantage Corporation, Inc.
                              Exeter Advisors, Inc.
                    Manning & Napier Investor Services, Inc.
                                       and
 any other person(s) notified by the Advisors' Chief Compliance Officer ("CCO")
                      (known collectively as "the Company")

                            Updated December 3, 2004


IF YOU HAVE ANY QUESTIONS REGARDING THE PROCEDURES FOR COMPLYING WITH THIS POLICY, PLEASE DIRECT ALL QUESTIONS TO THE ADVISORS' CCO (REUBEN AUSPITZ) OR A MEMBER OF THE COMPLIANCE DEPARTMENT.


FIRMWIDE  POLICY  The  Company  maintains  the  following  policy:

Employees, as defined under the Covered Accounts definition below, who intend to execute transactions in Covered Investment Vehicles (see definition on pg. 2) must obtain pre-clearance approval. The Employee must notify their broker(s) to send duplicate confirmations of all transactions placed in any Covered Account (as defined below) to Manning & Napier. The Employee must submit the original signed broker letter to the compliance department for distribution to their broker-dealer. Employees will immediately notify the Compliance Department of any changes to their covered accounts.

The Employee understands that engaging in such activities involves risks, especially when trading options, derivatives or shorting stocks. If the Employee has any questions regarding engaging in or contemplating engaging in such transactions, the Employee should contact the Compliance Department for more information.

PRECLEARANCE:
As a condition of employment: the process by which an Employee, who wishes to complete a transaction in a covered investment, receives approval prior to executing the transaction in a covered account.

COVERED  ACCOUNTS:
Accounts held in the name of any Employee, officer, or Employee-owner, their spouse, minor children and adult family members living in the same household as the Employee (referred to throughout collectively as "Employee"). Employee also includes temporary employees, interns, consultants, etc. who, based on their responsibilities, have been deemed by the Compliance Department to be subject to this Policy. Also, any account over which the Employee has investment discretion or has a beneficial interest in the account.

                 EMPLOYEE PERSONAL SECURITIES TRANSACTION POLICY


COVERED  INVESTMENT  VEHICLES:
Purchases and sales in any derivative instrument (e.g. common stock, preferred stock, options, limited partnerships, private placements, private securities, ) that do not meet the conditions set forth in Investment Vehicles and/or
Activities Not Covered as noted below. Initial Public Offerings ("IPOs") are also considered Covered Investment Vehicles. Note: see EXHIBIT A for the Private Placement / Securities Transaction Approval Form.

INVESTMENT  VEHICLES  AND/OR  ACTIVITIES  NOT  COVERED:
These types of investments/activities are not subject to the pre-clearance requirement but duplicate confirmation must be provided when applicable:

- Securities with a MARKET CAPITALIZATION THAT EXCEEDS $5 BILLION at the time of the transaction. Access www.nasdaq.com or www.bloomberg.com to confirm market capitalization. Forward to the Compliance Department a copy of your verification when the market capitalization is between $5-6 billion.

-     U.S.  Government  securities
-     Bankers'  Acceptances
-     Bank  Certificates  of  Deposit
-     Commercial  Paper
-     High Quality Short-term Debt Instruments (including repurchase agreements)
-     Shares  of  registered  open-end  investment  companies  (mutual  funds)
-     Mandatory  Tenders
- Spousal Payroll Deduction Plans - Purchases by an Employee's spouse pursuant to a payroll deduction plan are not covered, provided the Compliance Department has been previously notified by the Employee that the spouse will be participating in the payroll deduction plan.
-     Exercise  of  Stock  Option  of  Corporate  Employer  by  Spouse
- Dividend Reinvestment Plans - Purchases effected through an established Dividend Reinvestment Plan ("DRP") are not covered provided the Compliance Department is first notified by the Employee that he or she will be participating in the DRP. An Employee's purchase of share(s) of the issuer to initiate participation in the DRP or an Employee's purchase of shares in addition to those purchased with dividends AND any sale of shares from the DRP MUST receive prior clearance.
- Systematic Investment Plans - Purchases effected through a systematic investment plan involving the automatic investment of a set dollar amount on predetermined dates do not require pre-clearance, provided that the Compliance Department has been previously notified by the Employee that he or she will be participating in the plan. An Employee's purchase of securities of the issuer to initiate participation in the plan AND any sale of shares from such a plan MUST receive prior clearance;
-     Purchases  or  sales  over  which  the person has no influence or control;
- Purchases or sales which are non-volitional on the part of the person, including purchases or sales upon the exercise of puts or calls written by the person and sales from a margin account to a bona fide margin call;
- Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer; or
- Purchases or sales of proprietary funds that seek to replicate an index fund.
The following Activities are considered special circumstances and may require pre-clearance. Each individual case must be reviewed by the Compliance Department for a determination.
-     Purchases  and  Sales  of  Unit  Investment  Trusts  ("UITs")
- Purchases and Sales of Indexes (with the exception of Indexes classified as open-end investment companies).
-     Purchases  and  Sales  of  Non-U.S.  Government  Bonds.
SECTION  I.     PRE-CLEARANCE  PROCEDURES:

A. BROKER LETTER: For each covered account held at a brokerage firm, the Employee must compose a letter to their Broker or Agent informing them of the Company's duplicate confirm requirements and submit the original signed broker letter to the Compliance Department for distribution to their Broker-Dealer. SEE EXHIBIT B or use the form letter located at P:/Complian/Brkrltr.doc. If the Employee's NASD license or registration is maintained by Manning & Napier Investor Services, Inc. a special broker letter is required. SEE EXHIBIT C or use the form letter located at P:/Complian/Replette.doc.

1. The Employee must submit the original of each Broker Letter to the Compliance Department to be distributed to their Broker-Dealer and kept in the Employee's Personal Securities Transaction file.

2. It is the Employee's responsibility to ensure that their Broker or Agent honors the request and sends the duplicate confirms to the requested address. The Company cannot be responsible for the confidentiality of confirms which are not addressed as specified in the Broker Letter.
3. From time to time, some brokerage firms send monthly statements in addition to the duplicate confirmations. If received, they are shredded. IF YOU DO NOT WANT THE COMPANY TO RECEIVE THE MONTHLY STATEMENTS (EXCEPT WHEN REQUIRED BY THE COMPLIANCE DEPARTMENT FOR MONITORING PURPOSES), PLEASE ASK YOUR BROKER TO SEND ONLY THE DUPLICATE CONFIRMATIONS AND NOT THE MONTHLY STATEMENTS.

4. All Employees of the Company must make available copies of their brokerage statements upon request by the Advisors' CCO or designated Compliance Department Personnel.

B. EXECUTION OF A TRADE: When an Employee wishes to execute a transaction in a covered investment vehicle they must complete the following steps:

1. Complete the Pre-Clearance Authorization Form for Employee Stock Trades, referred to as the "Authorization Form" for each transaction to be made. SEE EXHIBIT D.
     The  form  is  also  available  to  Excel  users at P:/Complian/PSTAUTH.xls
     a. Complete the Private Placement / Securities Transaction Approval Form and submit to the Compliance Department for approval prior to engaging in any such transaction. SEE EXHIBIT A. The form is also available at P:/Complian/Private Transaction Approval Form.doc

PLEASE NOTE: THE TRADING DESK AND COMPLIANCE DEPARTMENT STAFF ARE PROHIBITED FROM COMPLETING THESE FORMS FOR EMPLOYEES.

2. Submit the Authorization Form to Julie Raschella or Larry Leon at the Trading Desk; in their absence Becky Michel or Dan Rector, before 3:45 p.m. Authorization Forms cannot be reviewed after 3:45 p.m.

3. Make a copy of the Time Stamped Authorization Form to be retained by the Employee. This is the Employee's only proof that they received approval.

4. Submit the original, Authorization Form to the Compliance Department. ALL AUTHORIZATION FORMS, REGARDLESS OF WHETHER THEY ARE APPROVED OR
REJECTED,  MUST  BE  SENT  TO  THE  COMPLIANCE  DEPARTMENT.

     PLEASE  NOTE:

          I.     APPROVAL  MUST  BE  RECEIVED  FROM  THE  TRADING  DESK PRIOR TO
EXECUTION.

     II. APPROVAL IS VALID FROM THE TIME IN WHICH TRADING DESK APPROVAL WAS RECEIVED UNTIL THE NEXT CLOSE OF THE MARKET ON WHICH THE SECURITY TRADES.
          (e.g., OVERSEAS MARKET: A. trading desk approval granted at 1:00 p.m. on a particular day, the overseas market has already closed for such day therefore, the approval is valid until the overseas market closes on the following business day; B. trading desk approval granted at 10:45 a.m. and the overseas market closing at 11:00 a.m. therefore, order must be placed before 11:00 a.m. or trading desk approval must be received again for the next day.
          DOMESTIC MARKET: trading desk approval granted at 1:00 p.m. on a particular day, the domestic market closes at 4:00 p.m. therefore, the approval is valid only until 4:00 p.m. on such day.)

                III. APPROVAL FROM THE TRADING DESK FOR LIMIT ORDERS ARE ONLY VALID FOR ONE DAY THEREFORE, IF THE ORDER IS NOT PLACED THAT DAY, APPROVAL MUST BE OBTAINED BY THE TRADING DESK DAILY UNTIL SUCH ORDER HAS BEEN EXECUTED.

C.     BRANCH  OFFICES,  EMPLOYEE  TRAVEL  &  VACATIONS:

1. Employees, who are not located in the Rochester office OR who are not in the Rochester office on a day which they wish to execute a transaction in a Covered Investment Vehicle, must have an in-house Employee act on their behalf and submit an original, signed Authorization Form to the Trading Desk for approval.

2. The Employee must then wait for their in-house contact to provide confirmation of the stamped approval before executing the transaction. The Employee must then follow steps B.3. and B.4. above.

                 EMPLOYEE PERSONAL SECURITIES TRANSACTION POLICY

SECTION  II.   MONITORING  PROCEDURE:

This procedure is performed by either designated Compliance Department Personnel or by Beth Galusha or her designated backup.

Upon receipt of duplicate confirms for transactions in Covered Investment Vehicles, the approved original Authorization Form is attached and reviewed to ensure that the approval date and the transaction's execution date match. Upon receipt of duplicate confirmations for Non-covered Investment Vehicles/Activities, the confirm is reviewed to determine that it was not subject to the pre-clearance requirement in accordance with those exemptions listed in "Investment Vehicles and/or Activities Not Covered."

- If the dates or any other information on the Authorization Form and duplicate confirmation do not match, the Employee will be contacted for resolution.

- If it is discovered that the Employee did not get pre-clearance approval from the Trading Desk prior to placing a personal transaction the transaction will be reviewed by the Compliance Department. A memorandum, with a recommended course of action appropriate to the violation, will be reviewed and approved by the Compliance Officer.

- If it is determined that the Employee executed a trade on the same day that Manning & Napier executed a trade in the same security, the Advisors' CCO in consultation with the Exeter Fund, Inc. (the "Fund") CCO (Jodi Hedberg) will review the circumstances and determine what action(s) will be taken.

- If it appears that the Employee's Broker has made an error, the Employee will be given the opportunity to procure a letter from the Broker's firm assuming the responsibility for the error. The letter must meet the satisfaction of the Advisors' CCO in consultation with the Fund's CCO.

- An annual survey will be conducted by the Compliance Department to determine any changes in the status of covered accounts held by an Employee and to ensure that all Employees are aware of their obligation to adhere to this policy.

- If it is determined by the Advisors' CCO in consultation with the Fund's CCO, Executive Group or in lieu of the Group, a member of such, that an Employee has violated the Policy, the Officer, Group or member may impose sanctions as it deems appropriate, which could include, disgorgment of profits, issuance of a letter of censure, or the suspension or termination of employment. PLEASE NOTE:
THE EXECUTIVE GROUP RETAINS FULL DISCRETION AS TO THE APPLICATION OF THE EMPLOYEE PERSONAL SECURITIES TRANSACTION POLICY.


PLEASE  NOTE:
THE EXECUTIVE GROUP RETAINS FULL DISCRETION AS TO THE APPLICATION OF THE EMPLOYEE PERSONAL SECURITIES TRANSACTION POLICY.












                                    EXHIBIT A

                       MANNING & NAPIER GROUP OF COMPANIES
                   PRIVATE PLACEMENT / SECURITIES TRANSACTION
                                  APPROVAL FORM
              (PLEASE COMPLETE AND SUBMIT TO COMPLIANCE DEPARTMENT)


EMPLOYEE:  __________________________________________

TITLE:  _______________________________________________

DEPARTMENT:  ________________________________________

SUPERVISOR:   _________________________________________


Name  of  entity  issuing  privately  placed  securities:




Description  of  investment  (attach  any  offering  material  if  available):








Percent of anticipated ownership (includes any standby or contingent ownership interests such as warrants or rights offerings):








To  be  completed  by  Compliance  Department:

Date  Submitted  to  Compliance:               ______________
Date  of  Supervisor  Approval  (if  necessary):     ______________
Date  of  Final  Approval:                    ______________

Signature of Authorized Approver :               _______________________________




                                    EXHIBIT B


                                  BROKER LETTER
     (Submit signed original to the compliance department for distribution)

Date

Brokers  Name  &  Address
Address
City,  State  Zip

RE: Account #XXXXXXXX (if more than one account, please provide list of account numbers)

Dear  Broker:

To facilitate my employers' required monitoring process for stock trades in my personal account(s) with you, please send duplicate confirmations to:

     Beth  H.  Galusha
Personal  &  Confidential
Manning  &  Napier  Advisors,  Inc.
P.O.  Box  40425
Rochester,  NY  14604


Sincerely,



MANNING  &  NAPIER  EMPLOYEE


                                    EXHIBIT C

     FOR  USE  BY  NASD  LICENSED  EMPLOYEES  ONLY
     (Submit signed original to the compliance department for distribution)


Date
Your  Address


Broker  Name  &  Address

RE: Account # xxx-xx-xxxxx (if more than one account exists please provide the list of account numbers)


Dear  Broker:

NASD Conduct Rule 3050 requires that an associated person notify the employer member in writing prior to opening an account or placing an initial order with the executing member and to notify the executing member in writing of the employment relationship that exists with the employer member.

Pursuant to this requirement you are hereby given notice that I am currently a registered representative or an associated person of Manning & Napier Investor Services, Inc. (the "Firm"), a limited purpose broker-dealer. The Firm is registered with the Securities and Exchange Commission and is a member of the NASD.

The Firm's policy is to receive duplicate confirms of its associated persons personal transactions. Therefore, I hereby direct you to send duplicate copies of my account confirmations to:

Ms.  Beth  Galusha
Personal  and  Confidential
Manning  &  Napier  Investor  Services,  Inc.
P.O.  Box  40425
Rochester,  N.Y.  14604

Sincerely,

NASD  LICENSED  EMPLOYEE